UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2010

Huron Consulting Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

550 West Van Buren Street, Chicago, Illinois		60607
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 583-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Huron Consulting Group Inc. (the "registrant") has reached a settlement, subject to bankruptcy court approval, in the matter of Gray & Associates, LLC, in its capacity as Trustee, on behalf of the St. Vincent Catholic Medial Centers ("SVCMC") Litigation Trust, Plaintiff, against Huron Consulting Group Inc., certain of the registrant’s subsidiaries, including Speltz & Weis LLC, and two of the registrant’s former managing directors. The claims in the lawsuit are related to the registrant’s acquisition in 2005 of a company that was performing a consulting contract for SVCMC. Substantially all of the work at issue in the lawsuit was performed prior to the registrant acquiring the company in 2005. In accordance with the settlement agreement, the registrant will record a charge of approximately $4.8 million related to the settlement obligation in the second quarter of 2010 and is prohibited from disclosing the remaining terms of the settlement.

For more information related to the lawsuit, refer to "Part II. Item 1. Legal Proceedings" in the registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 2010.

The information furnished pursuant to this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.

May 28, 2010	By:	/s/ James K. Rojas

Name: James K. Rojas
Title: Vice President, Chief Financial Officer and Treasurer